                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of International Technology Corporation and OHM Corporation for the registration of shares of International Technology Corporation's common stock to be issued in connection with the merger with OHM Corporation and to the incorporation by reference therein of our reports dated May 13, 1997 and February 7, 1997, with respect to the consolidated financial statements and schedules of International Technology Corporation and OHM Corporation included in their Annual Reports (Forms 10-K/A and 10-K) for the year ended March 28, 1997 and December 31, 1996, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania and Columbus, Ohio
February 9, 1998